CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated October 29, 2004, relating to the financial statements and financial highlights of The Tax-Exempt Money Fund of America, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent registered public accounting firm", and "Prospectuses, Reports to Shareholders and Proxy Statements" in such Registration Statement.



PricewaterhouseCoopers LLP
Los Angeles, California
November 29, 2004